VITRO CONSULTING AGREEMENT WITH EVANS

This agreement effective February 21, 2017 (hereinafter "Effective Date"), is by and between Vitro Diagnostics, Inc.("Vitro"), dba Vitro Biopharma, having a business address at 4621 Technology Drive, Golden, CO 80403 (hereafter referred to as Vitro) and John Evans ("Evans) located at 5650 Greenwood Plaza Blvd Suite #216 Greenwood Village CO 80111 and 7081 S. Franklin St. Centennial CO 80122.

Whereas, Vitro desires to engage Evans's professional services; and whereas Evans desires to render professional services to Vitro. Now, therefore, in consideration of the premises and of the mutual promises and covenants herein contained, the parties agree as follows:

1.

Scope of Work: Vitro hereby engages and Evans accepts the engagement by Vitro of Evans's professional services in connection with and to perform the following services.

Provide Chief Financial Officer advisory services; involving taking responsibility for the financial systems of the company and providing such other advisory services that the consultant has experience in such as Public Company reporting, investor relations, mergers and acquisitions, patent prosecution experience, licensing experience and deal structure experience along with other business development experience.

Consultant has experience as a Chief Financial Officer of private and public companies, consultant has experience in such Executive positions as C.E.O., C.F.O., board of director experience including audit committee and compensation committees along with experience as Chairmen of the Board.

Consultant has founded private and public companies, and founded a company that he has overseen the growth from start up to $250 Million a year in revenues in the public   marketplace.

Consultant will dedicate approximately 3/4 of his time to Vitro during the consulting period, Vitro understands consultant has other business activities for which consultant is winding down his active participation in order to transition to an employee in the full capacity of Chief Financial Officer of Vitro subject to Vitro extending such an offer. Consultant maintains board positions for which even as an employee consultant may be required to dedicate a day or two of his time to such activities.

2.

Compensation:

Upon consummation of the convertible promissory note transaction, the Company shall pay to Consultant the cash fee equal to Ten Thousand Dollars ($10,000).

So long as this Agreement is in effect, on the first day of each month after the closing date commencing with April 1st 2017 and monthly thereafter, the Company shall pay to Consultant a cash fee equal to Ten Thousand Dollars ($10,000) (the "Monthly Retainer").

As a signing bonus inducement for the service of Evans; Vitro will issue six hundred thousand (600,000) shares of the company’s common equity stock valued at the date of this   agreement.

INITIALS: JRM for Vitro:

1

3.

Performance of Work: Evans shall use its best efforts to provide the consulting services in accordance with the terms of the Agreement and industry practices, and keep Vitro advised of the progress of the work. Vitro's management may request written documents pertaining to specific tasks as, for example, a report concerning a specific issue of interest. Also, verbal communication may be appropriate to communicate results derived from this consultation    agreement.

4.

Confidentiality: Vitro shall provide confidential information to Evans for the purpose of conducting the professional services. The parties to this agreement have executed a current Confidentiality, Non-Disclosure and Non-Circumvention agreement dated February 20, 2017. (Exhibit A, attached hereto) and agree that this agreement is in full force and shall provide protection for the disclosure of confidential information as described therein.

5.

Trade Secrets: Vitro maintains some of its intellectual property as trade secret, meaning that this information is confidential, owned by Vitro and not intended for use by any competitor whether as an existing or potential business entity. Evans agrees to protect the trade secrets of Vitro and not disclose any of Vitro's trade secrets to any third party or use the trade secrets for any business purpose whatsoever.

6.

Intellectual Property Rights:

A.

Patents: Any inventions, whether patentable or not, improvements, ideas, data or information made or conceived in connection with or during the performance of services hereunder shall be the exclusive property of Vitro.  Evans, without charge to Vitro, shall execute, acknowledge, and   deliver to Vitro all such further papers, including assignments and applications for patents, as may  be necessary to enable Vitro to publish or protect  said inventions, improvements and ideas by   patent  or otherwise in any or all countries and to vest title to said patents, inventions,   improvements and ideas in Vitro or its nominees, their successors or assigns, and shall render all  such assistance as Vitro may require in any Patent Office proceeding or litigation involving said inventions, improvements, ideas or information. Evans, as part of the services to be performed hereunder, shall keep written notebook records of his work, properly witnessed for use as    invention records, and shall submit such records to Vitro when requested or at the termination or expiration of this Agreement. Vitro shall provide the notebooks needed for maintenance of these records.

B.

Copyrights: Any copyrightable work created by Evans in connection with or during the performance of services contemplated by this Agreement shall be considered a work made for hire, whether published or unpublished, and all rights therein shall be the property of Vitro.

7.

Sub-Contracting:  All services or materials for which Evans sub-contracts or purchases for   purposes of this Agreement shall be subject to prior written approval by Vitro. Evans agrees that any sub-contracts entered into shall be consistent with this Agreement.  Evans will provide a copy of any such contract for services or materials prior to execution for comment, including, but not limited to, costs, payment schedule, termination penalties, confidentiality and patent rights.

8.

Term: This Agreement shall expire on unless renewed or otherwise extended by mutual written agreement. Termination or expiration or the Agreement or any renewal or extension thereof shall not operate to terminate Evans obligation under paragraphs 4, 5, 6, 10 and 12, herein.

9.

Termination: Vitro reserves the right at any time, upon written notice to Evans, to terminate this Agreement, in which event Vitro shall be obligated to pay Evans only for authorized services provided prior to such termination. Evans may also terminate this agreement at any time by written notification to Vitro.

INITIALS: JRM for Vitro:

2

10.

Independent Contractor:  Evans understands and agrees that Evans relationship to Vitro will be as an independent contractor and not an employee or agent of Vitro and Evans will not be entitled to participate in any of the benefits and privileges available to Vitro employees.  Evans shall be solely responsible for income tax liability associated with this agreement. Vitro will provide records of payments to Evans to taxation authorities as required by law. Evans also agrees to indemnify and hold Vitro harmless for any injury whatsoever to himself that may occur during the performance of any duties related to this agreement.

11.

Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

12.

Records Retention: Evans will maintain all data collected pursuant to activities under this Agreement in an immediately retrievable format at all times during this Agreement. After the conclusion of the Agreement, raw data as well as records shall be returned to Vitro as soon as practically possible.

13.

Severability:  All agreements and covenants contained herein are severable and in the event, that   any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreement or covenant is not contained herein.

14.

Waiver: No waiver or modification of this Agreement or any covenant, condition or limitation herein contained shall be valid and no evidence of waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement or the rights of obligations of the parties hereunder, unless such waiver or modification is in writing duly signed by both parties.

15.

Agreement Modifications: There are no oral agreements between the parties affecting this Agreement, and this Agreement supersedes and cancels any and all previous negotiations, arrangement, agreements and understandings, if any, between the parties with respect to the subject matter hereof.

IN WITNESS WHISEOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Vitro Diagnostics, Inc.

Agreed;

/s/ James R. Musick

    James R. Musick, Ph.D.

   Title: President and CEO

/s/ John R. Evans

John R Evans

C.F.O. Consultant

INITIALS: JRM for Vitro:

3